Exhibit 4.2
FIRST AMENDED AND RESTATED
REVOLVING LINE OF CREDIT
PROMISSORY NOTE

$3,000,000.00	November 13, 2007
Indianapolis, Indiana
     1. Agreement to Pay. FOR VALUE RECEIVED, CTI GROUP (HOLDINGS), INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of NATIONAL CITY BANK, a national banking association, its successors and assigns (“Lender”), the principal sum of Three Million and No/100 Dollars ($3,000,000.00) (“Loan”), or so much thereof as may be advanced pursuant to that certain Loan Agreement of even date herewith between Borrower and Lender (“Loan Agreement”) at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time without relief from valuation or appraisement laws.
     2. Interest Rate. Interest shall accrue on the outstanding principal balance of this Amended and Restated Note from the date hereof through the Revolving Loan Maturity Date (as defined in the Loan Agreement) at the interest rate as set forth in the Loan Agreement.
     3. Payment Terms.
     3.1 Principal and Interest. Payments of principal and interest due under this Amended and Restated Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:
     (a) Payment of interest shall be made as set forth in the Loan Agreement.
     (b) The unpaid principal balance of this Amended and Restated Note, if not sooner paid or declared to be due in accordance with the terms hereof or the terms of the Loan Agreement, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any other Loan Document (as hereinafter defined), shall be due and payable in full at the Revolving Loan Maturity Date.
     (c) Provided no Event of Default (as hereinafter defined) exists, any portion of the principal balance of this Amended and Restated Note which is repaid may be reborrowed by Borrower prior to the Revolving Loan Maturity Date provided that in no event shall the outstanding principal balance of this Amended and Restated Note at any time exceed Three Million and No/100 Dollars ($3,000,000.00).

     3.2 Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Amended and Restated Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, including, without limitation any prepayment premium, exit fee or late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Amended and Restated Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents, (e) fifth, to any other amounts then due Lender hereunder or under any of the Loan Documents, and (f) last, to the unpaid principal balance of this Amended and Restated Note. Any prepayment on account of the indebtedness evidenced by this Amended and Restated Note shall not extend or postpone the due date or reduce the amount of any subsequent payment of principal or interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.
     3.3 Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Amended and Restated Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Lender at One National City Center, Suite 200E, Indianapolis, Indiana 46255. Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due under this Amended and Restated Note must be made by wire transfer or other final funds. If requested by Borrower, interest, principal payments and any fees and expenses owed Lender from time to time will be deducted by Lender automatically on the due date from Borrower’s account with Lender, as designated in writing by Borrower. Borrower will maintain sufficient funds in the account on the dates Lender enters debits authorized by this Amended and Restated Note. If there are insufficient funds in the account on the date Lender enters any debit authorized by this Amended and Restated Note, the debit will be reversed. Borrower may terminate this direct debit arrangement at any time by sending written notice to Lender at the address specified in the Loan Agreement.
     3.4 Late Charge. If any payment of interest or principal due hereunder is not made within ten (10) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of the greater of: (i) five cents for each whole dollar so overdue or (ii) Twenty-Five Dollars ($25.00) to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.
     4. Security. This Amended and Restated Note is secured by (i) the Loan Agreement, (ii) the Guaranties (the “US Guaranties”) from CTI Data Solutions (USA) Inc., CTI Billing Solutions, Inc., CTI Delaware Holdings, Inc., Centillion Data Systems, L.L.C., CTI Data Solutions Ltd, CTI Group Ltd (formerly CTI Billing Solutions Ltd), CTI Billing Solutions Ltd (formerly Ryder Systems Ltd) and Fairford Holdings Ltd., BVI to Lender, (iii) the Security Agreements (“U.S. Security Agreements”) from Borrower, CTI Data Solutions (USA) Inc., CTI Billing Solutions, Inc., CTI Delaware Holdings, Inc. and Centillion Data Systems, L.L.C. to Lender, (iv) the Charge Over Shares In Ryder Systems Ltd from Ryder Systems Ltd to Lender (the “Charge Over Shares”), (v) the Debentures between the Borrower, CTI Data Solutions Ltd and Ryder Systems Ltd and Lender (the “UK Debentures”), and (vi) the Guarantee and Indemnities between CTI Data Solutions Ltd, CTI Billing Solutions Ltd (formerly Ryder Systems Ltd), Fairford Holdings Ltd., BVI and Lender of even date herewith (the “UK Guarantees”) (the Loan Agreement, the Guaranties, the U.S. Security Agreements, the Charge Over Shares, the UK Debentures, the UK Guarantees and any other document now or hereafter given to evidence or secure payment of this Amended and Restated Note or delivered to induce Lender to disburse the proceeds of the Loan, as such documents may hereafter be amended, restated or replaced from time to time, are hereinafter collectively referred to as the “Loan Documents”). Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.
     5. Events of Default. The occurrence of any “Event of Default” under any of the Loan Documents (after the expiration of any applicable notice and/or cure periods) shall constitute an "Event of Default” under this Amended and Restated Note.
     6. Remedies. At the election of the holder hereof, and after written notice to Borrower, the principal balance remaining unpaid under this Amended and Restated Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence and during the continuance of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Amended and Restated Note, the Loan Agreement and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any guarantor thereof, the security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Amended and Restated Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

     7. Covenants and Waivers. Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Amended and Restated Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of Borrower, guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for Lender making the Loan to Borrower.
     8. Other General Agreements.
     8.1 The Loan is a business loan and is not being made for personal, family or household purposes.
     8.2 Time is of the essence hereof.
     8.3 This Amended and Restated Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Indiana. This Amended and Restated Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.
     8.4 Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of its business, and by the execution of this Amended and Restated Note, Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate.

     8.5 This Amended and Restated Note has been made and delivered at Indianapolis, Indiana and all funds disbursed to or for the benefit of Borrower will be disbursed in Indianapolis, Indiana.
     8.6 The obligations and liabilities of Borrower under this Amended and Restated Note shall be binding upon and enforceable against Borrower and its successors and assigns. This Amended and Restated Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.
     8.7 If any provision of this Amended and Restated Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.
     8.8 If the interest provisions herein or in any of the Loan Documents shall result, at any time during the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, Lender may at any time and from time to time elect by notice in writing to Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this transaction or the makers hereof.
     8.9 Lender may at any time, upon prior written notice to Borrower, assign its rights in this Amended and Restated Note and the Loan Documents, or any part thereof and transfer its rights in any or all of (i) the Collateral (as such term is defined in the U.S. Security Agreements), (ii) the Charged Portfolio (as such term is defined in the Charge Over Shares), and (iii) the Real Property, Chattels, Controlled Accounts, Policies, Intellectual Property, Investments, Rental Income, Contracts and Debts (as such terms are defined in the UK Debentures), and Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, Lender may at any time sell one or more participations in this Amended and Restated Note. Borrower may not assign its interest in this Amended and Restated Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.
     8.10 Capitalized terms not defined herein shall have the same meaning given to them in the Loan Agreement.

     9. Notices. All notices required under this Amended and Restated Note will be in writing and will be transmitted in the manner and to the addresses or facsimile numbers required by the Loan Agreement, or to such other addresses or facsimile numbers as Lender and Borrower may specify from time to time in writing.
     10. WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDED AND RESTATED NOTE OR ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AMENDED AND RESTATED NOTE OR THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.
     11. CONSENT TO JURISDICTION. BORROWER (i) AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AMENDED AND RESTATED NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF INDIANA OR IN ANY FEDERAL COURT SITTING IN INDIANA; (ii) CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN THE LOAN AGREEMENT; AND (iii) HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
     12. Prior Note. The Revolving Line of Credit Promissory Note dated December 22, 2006, by Borrower to Lender in the original principal amount of Eight Million and No/100 ($8,000,000.00) is hereby amended, restated and replaced in its entirety with this Amended and Restated Note.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Amended and Restated Note as of the day and year first written above.

BORROWER: CTI GROUP (HOLDINGS), INC., a Delaware corporation
By:	/s/ John Birbeck
John Birbeck,
Chief Executive Officer

Above Signatures Witnessed by the Following Employee of Lender:

/s/ Ryan T. Hendrickson

Ryan T. Hendrickson, Vice President

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